As filed with the Securities and Exchange Commission on March 3, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TOKAI PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-1000967
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

255 State Street, 6th floor Boston, Massachusetts 02109	02142
(Address of Principal Executive Offices)	(Zip Code)

2014 Stock Incentive Plan

2014 Employee Stock Purchase Plan

(Full Title of the Plan)

Jodie P. Morrison

President and Chief Executive Officer

Tokai Pharmaceuticals, Inc.

255 State Street, 6th floor

Boston, Massachusetts 02109

(Name and Address of Agent For Service)

(617) 225-4305

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	1,132,082 shares (2)	$0.80(3)	$905,665.60(3)	$105.00

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of (i) 905,666 additional shares authorized for issuance under the 2014 Stock Incentive Plan (the “2014 Plan”); and (ii) 226,416 additional shares authorized for issuance under the 2014 Employee Stock Purchase Plan (the “ESPP”).

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Market on March 2, 2017.

EXPLANATORY NOTE

This Registration Statement on Form S-8, relating to the 2014 Stock Incentive Plan (the “2014 Plan”) of Tokai Pharmaceuticals, Inc. (the “Registrant”) and the 2014 Employee Stock Purchase Plan (the “ESPP”) of the Registrant, is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement incorporates by reference the contents of (i) the Registration Statement on Form S-8, File No. 333-200413, filed with the Securities and Exchange Commission on November 20, 2014 by the Registrant, relating to the 2014 Plan and the ESPP, (ii) the Registration Statement on Form S-8, File No. 333-203032, filed with the Securities and Exchange Commission on March 26, 2015 by the Registrant, relating to the 2014 Plan, and (iii) the Registration Statement on Form S-8, File No. 333-210058, filed with the Securities and Exchange Commission on March 10, 2016 by the Registrant, relating to the 2014 Plan, in each case except for Item 8, Exhibits, with respect to which the Exhibit Index immediately preceding the exhibits attached hereto is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 3rd day of March, 2017.

TOKAI PHARMACEUTICALS, INC.

By:	/s/ Jodie P. Morrison
Jodie P. Morrison
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Tokai Pharmaceuticals, Inc., hereby severally constitute and appoint Jodie P. Morrison and John S. McBride, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Tokai Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jodie P. Morrison Jodie P. Morrison	President, Chief Executive Officer and Director (Principal Executive Officer)	March 3, 2017

/s/ John S. McBride John S. McBride	Chief Financial Officer and Chief Operating Officer (Principal Financial and Accounting Officer)	March 3, 2017

/s/ Seth L. Harrison Seth L. Harrison	Chairman of the Board	March 3, 2017

/s/ Stephen Buckley, Jr. Stephen Buckley, Jr.	Director	March 3, 2017

/s/ Cheryl L. Cohen Cheryl L. Cohen	Director	March 3, 2017

/s/ David A. Kessler David A. Kessler	Director	March 3, 2017

/s/ Joseph A. Yanchik, III Joseph A. Yanchik, III	Director	March 3, 2017

EXHIBIT INDEX

Exhibit Number	Description

4.1(1)	Restated Certificate of Incorporation of the Registrant

4.2(2)	Amended and Restated Bylaws of the Registrant

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

24.1	Power of attorney (included on the signature pages of this registration statement)

99.1(3)	2014 Stock Incentive Plan

99.2(4)	2014 Employee Stock Purchase Plan

(1)	Previously filed with the Securities and Exchange Commission on September 26, 2014 as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36620) and incorporated herein by reference.
(2)	Previously filed with the Securities and Exchange Commission on September 26, 2014 as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-36620) and incorporated herein by reference.
(3)	Previously filed with the Securities and Exchange Commission on September 2, 2014 as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-198052), and incorporated herein by reference.
(4)	Previously filed with the Securities and Exchange Commission on September 2, 2014 as Exhibit 10.17 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-198052), and incorporated herein by reference.